Exhibit 21


                           SUBSIDIARIES OF THE COMPANY

                                                         Jurisdiction of
     Company                                      Incorporation or Organization
     -------                                      -----------------------------

Canadian Hardinge Machine Tools, Ltd.                       Canada

Hardinge Machine Tools, Ltd.                                United Kingdom

Hardinge, GmbH                                              Federal Republic
                                                            of Germany

Hansvedt Industries, Inc.                                   Illinois

L. Kellenberger & Co., AG                                   Switzerland

Kellenberger Incorporated                                   New York

Hardinge Shanghai Company, Ltd.                             China